                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Northern Trust Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               PRELIMINARY COPY

                       [LOGO NORTHERN TRUST CORPORATION]

                          Notice and Proxy Statement
                        Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 15, 1997

     The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 15, 1997, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago, for the following purposes:

     (1) to elect fourteen Directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified;

     (2) to amend the Restated Certificate of Incorporation to increase the authorized Common Stock;

     (3) to amend the Northern Trust Corporation Amended 1992 Incentive Stock Plan as described in the Proxy Statement; and

     (4) to transact such other business as may properly come before the meeting.

     Only stockholders of record on the books of the Corporation at 5 p.m., Chicago time, on February 24, 1997, will be entitled to vote at the meeting.

                                          PETER L. ROSSITER
                                          Secretary

March 10, 1997


                  IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY
              IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                               PRELIMINARY COPY

                      [LOGO--NORTHERN TRUST CORPORATION]

                            50 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS  60675
                                MARCH 10, 1997
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Northern Trust Corporation (the "Corporation") of proxies for use at the annual meeting of stockholders of the Corporation to be held April 15, 1997, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago. The Corporation is a bank holding company whose principal subsidiary is The Northern Trust Company (the "Bank").

  Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof. All shares represented by effective proxies will be voted at the meeting, or at any adjournment thereof, in accordance with the instructions reflected in the proxies. Absent any voting instructions to the contrary, shares will be voted FOR the election of the fourteen nominees for Director, FOR the proposed amendment to the Corporation's Restated Certificate of Incorporation, and FOR the proposed amendments to the Northern Trust Corporation Amended 1992 Incentive Stock Plan.

  This Proxy Statement and the enclosed proxy, along with the Corporation's 1996 Annual Report, including financial statements, are being mailed on or about March 10, 1997, to each stockholder of record as of February 24, 1997.

  As of February 24, 1997, the record date for the annual meeting, the
Corporation had outstanding and entitled to vote            shares of common
stock, par value $1.66 2/3 per share (the "Common Stock"), exclusive of shares held by the Corporation as treasury stock, which will not be voted.

  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the meeting and will determine the presence or absence of a quorum. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. An abstention with respect to any proposal will have the effect of a vote against that proposal. A "broker non-vote" will occur with respect to a given proposal when a broker holding shares in street name (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on a proposal. Under the rules of the New York Stock Exchange, brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares on all of the proposals being submitted at the annual meeting, except for the proposal to approve the amendments to the Northern Trust Corporation Amended 1992 Incentive Stock Plan. Under Delaware law, a broker non-vote is counted as present for quorum purposes but is not considered to be entitled to vote on the specified matter. Therefore, a broker non-vote will have no effect on the outcome of the vote on the proposal to approve the amendments to the Northern Trust Corporation Amended 1992 Incentive Stock Plan since that proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on that proposal at the annual meeting.

                             ELECTION OF DIRECTORS

  Fourteen Directors are to be elected at the annual meeting of stockholders. It is intended that, absent any voting instructions to the contrary, shares represented by the enclosed proxy will be voted for the election of all nominees listed below, who include 12 of the 14 Directors elected last year. Robert

D. Krebs has decided not to stand for reelection as a Director of the Corporation at the annual meeting because of business commitments to the corporation of which he is chief executive officer, and Ardis Krainik died on January 18, 1997. Susan Crown and Duane L. Burnham will stand for election to the vacated seats. All Directors will be elected to serve until the next annual meeting and until their successors shall have been elected and qualified. In the event that any such nominee shall be unable to serve, which is not now contemplated, the proxy holders may or may not vote for a substitute nominee.

  The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Stockholders have cumulative voting rights in the election of Directors. Accordingly, each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that the proxy holders will divide these cumulative votes equally among all Director nominees for whom authority to vote has not been withheld, unless the stockholder chooses to allocate his votes otherwise and so indicates on the proxy. Notwithstanding the foregoing, the proxy holders reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting. Whether or not any shares are voted cumulatively, the fourteen persons receiving the highest number of votes cast will be elected as Directors.

                       INFORMATION ABOUT NOMINEES

  The following information with respect to nominees for election to the Board of Directors of the Corporation at the 1997 annual meeting of stockholders is as of December 31, 1996.

 Nominee, Age
     and
 Year Became
 Director of
 Corporation
   or Bank                 Principal Occupation and Other Information
--------------             ------------------------------------------

                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ABBOTT
[PHOTO] LABORATORIES since 1990 (Global diversified health care products and services company).

                  Mr. Burnham is a director of Abbott Laboratories, NCR Corporation and Sara Lee Corporation.
DUANE L. BURNHAM
Age 55


                  PRESIDENT, CHICAGO STATE UNIVERSITY since 1990;
[PHOTO] Associate Provost and Associate Vice President for Academic Affairs, University of Minnesota, from
                  1988 to 1990 (Educational institutions).
DOLORES E. CROSS
Age 59    1994

 Nominee, Age
      and
  Year Became
  Director of
  Corporation
    or Bank                  Principal Occupation and Other Information
---------------              ------------------------------------------
                     VICE PRESIDENT, HENRY CROWN AND COMPANY since 1984
[PHOTO] (Company with diversified manufacturing operations, real estate and securities).

                     Ms. Crown is a director of Baxter International Inc., Illinois Tool Works Inc. and Caribbean International News Corporation and a trustee of Rush-Presbyterian-St. Luke's Medical Center in Chicago.

SUSAN CROWN
Age 38


                     DEAN AND EDWARD EAGLE BROWN DISTINGUISHED SERVICE
[PHOTO] PROFESSOR OF FINANCE, GRADUATE SCHOOL OF BUSINESS, UNIVERSITY OF CHICAGO since July, 1993, Edward Eagle Brown Professor of Finance from 1989 to July, 1993 and member of the Faculty since 1966 (Educational institution).

                     Mr. Hamada is a director of A. M. Castle & Co. and the Chicago Board of Trade.
ROBERT S. HAMADA
Age 59     1988


                     PRESIDENT since October, 1995 AND CHIEF OPERATING OFFICER
[PHOTO] since June, 1995 of the CORPORATION AND THE BANK, Vice Chairman from January, 1994 to June, 1995, Senior Executive Vice President from November, 1992 through December, 1993, and Executive Vice President of the Bank from April, 1987 to November, 1992 and of the Corporation from April, 1990 to November, 1992.

BARRY G. HASTINGS
Age 49     1994


                     PARTNER, MAYER, BROWN & PLATT since January, 1967 (Law
[PHOTO]              firm).

                     Mr. Helman is a director of Zenith Electronics Corporation and Brambles USA, Inc. and a Governor of the Chicago Stock Exchange.

ROBERT A. HELMAN
Age 62     1986

 Nominee, Age
      and
  Year Became
  Director of
  Corporation
    or Bank                  Principal Occupation and Other Information
---------------              ------------------------------------------
                     MANAGING PARTNER, KEL ENTERPRISES L.P. since 1982
[PHOTO]              (Holding and investment partnership).

                     Mr. Kelly is a director of Bayerische Motoren Werke (BMW) A.G., Deere & Company, Nalco Chemical Company, Snap-on Incorporated, Tejas Gas Corporation and Thyssen Industrie AG.
ARTHUR L. KELLY
Age 59     1988

                     CHAIRMAN since November, 1993, AND CHIEF EXECUTIVE OFFI-
[PHOTO] CER since July, 1988, MOLEX INCORPORATED (Manufacturer of electrical/electronic interconnecting products and sys-
                     tems).

                     Mr. Krehbiel is a director of Molex Incorporated, Tellabs, Inc., Nalco Chemical Company and DeVry Inc.
FREDERICK A. KREHBIEL
Age 55     1988


                     RETIRED VICE CHAIRMAN, CENTEL CORPORATION since May, 1987
[PHOTO]              (Telecommunications company).

                     Mr. Mitchell is a director of The Interlake Corporation, Peoples Energy Corporation and The Sherwin-Williams Co.
WILLIAM G. MITCHELL
Age 65     1975


                     CHAIRMAN since July, 1994, CHIEF EXECUTIVE OFFICER since
[PHOTO] April, 1994, AND PRESIDENT since 1990, NALCO CHEMICAL COMPANY; Chief Operating Officer from 1992 to 1994 (Manufacturer of specialized service chemicals).

                     Mr. Mooney is a director of Nalco Chemical Company and Morton International, Inc.

EDWARD J. MOONEY
Age 55     1996

 Nominee, Age
      and
  Year Became
  Director of
  Corporation
    or Bank                  Principal Occupation and Other Information
---------------              ------------------------------------------
                     CHAIRMAN since October, 1995 AND CHIEF EXECUTIVE OFFICER
[PHOTO] since June, 1995 of the CORPORATION AND THE BANK, President from January, 1994 to October, 1995, Chief Operating Officer from January, 1994 to June, 1995, Senior Executive Vice President from November, 1992 through December, 1993 and Executive Vice President of the Bank from April, 1987 to November, 1992 and of the Corporation from April, 1989 to November, 1992.
WILLIAM A. OSBORN
Age 49     1994


                     CHAIRMAN OF THE EXECUTIVE COMMITTEE, ILLINOIS TOOL WORKS
[PHOTO] INC. since January, 1982 (Manufacturer and marketer of engineered components and industrial systems and consumables).

                     Mr. Smith is a director of Illinois Tool Works Inc. and
                     W. W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.
HAROLD B. SMITH
Age 63     1974

                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE
[PHOTO] QUAKER OATS COMPANY since November, 1995, Chairman and Chief Executive Officer from January, 1993 to November, 1995, Chairman, President and Chief Executive Officer from November, 1990 through December, 1992 (Worldwide manufacturer and marketer of beverages and grain-based products).

                     Mr. Smithburg is a director of The Quaker Oats Company, Abbott Laboratories, Corning Incorporated and Prime Capital Corp.
WILLIAM D. SMITHBURG
Age 58     1981


                     RETIRED PRESIDENT, COMMONWEALTH EDISON COMPANY since
[PHOTO] December, 1992; President from September, 1987 to December, 1992 (Company engaged in production, distribution and sale of electric energy).

                     Mr. Thomas is a director of R. R. Donnelley & Sons Com-pany and MYR Group Inc.
BIDE L. THOMAS
Age 61     1984

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS
                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of the Common Stock for each Director and Director nominee, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all Directors and executive officers of the Corporation as a group.


                               COMMON STOCK(/1/)
                               OWNED AS OF
                             JANUARY 2, 1997
                            -----------------------
                             NO. OF        PERCENT
  NAME                       SHARES        OF CLASS
---------------------------------------------------
  Duane L. Burnham........           (/2/)    *
  Dolores E. Cross........                    *
  Susan Crown.............           (/2/)    *
  Robert S. Hamada........                    *
  Barry G. Hastings.......           (/3/)    *
  Robert A. Helman........                    *
  Arthur L. Kelly.........                    *
  Robert D. Krebs.........                    *
  Frederick A. Krehbiel...                    *
  William G. Mitchell.....                    *
  Edward J. Mooney........                    *
  William A. Osborn.......           (/3/)    *
  Sheila A. Penrose.......           (/3/)    *
  Perry R. Pero...........           (/3/)    *
  Harold B. Smith.........           (/4/)       %
  Mark Stevens............           (/3/)    *
  William D. Smithburg....                    *
  Bide L. Thomas..........                    *
  ALL DIRECTORS AND EXECU-
   TIVE OFFICERS AS A
   GROUP..................           (/3/)       %

--------------------------------------------------------------------------------
   * Less than one percent of the outstanding Common Stock.
  (1) The information contained in this table is furnished to the Corporation by the individuals named in the table and reflects the Securities and
 Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership for shares shown in this table is sole voting and/or sole investment power, except as set forth below.
  (2) As of February 24, 1997, the record date for the annual meeting, Mr. Burnham and Ms. Crown owned 1,000 and 1,500 shares of Common Stock, respectively.
  (3) Includes shares issuable pursuant to stock options exercisable within
 60 days after January 2, 1997, as follows: Mr. Hastings,       shares; Mr.
 Osborn,       shares; Ms. Penrose,       shares; Mr. Pero,       shares; Mr.
 Stevens,       shares; and all Directors and executive officers as a group, shares.
  (4) See note 2 on page 7.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table includes information concerning Common Stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Common Stock on January 2, 1997.


                                                        COMMON STOCK(/1/)
                                                            HELD AS OF
                                                         JANUARY 2, 1997
                                                        -----------------------
                                                         NO. OF        PERCENT
                    NAME AND ADDRESS                     SHARES        OF CLASS
  ----------------------------------------------------  ---------      --------
  Harold B. Smith.....................................           (/2/)       %
    3600 West Lake Avenue, Glenview, Illinois 60025-
     5811
  NationsBank, N.A. (South)...........................           (/3/)       %
    600 Peachtree St., N.E., Suite 700, Atlanta, Geor-
     gia 30308

--------------------------------------------------------------------------------
  (1) The information contained in this table is furnished to the Corporation by the persons named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 which follow.
  (2) Harold B. Smith serves as co-fiduciary and shares voting and investment power with various family members and the Bank with respect to
 shares or     % of the outstanding Common Stock. As co-trustee with the Bank and two individuals he shares voting and investment power for
 shares or     % of the outstanding Common Stock. With respect to
 shares or    % of the outstanding Common Stock, he serves as co-fiduciary and shares voting and investment power with other family members. Mr. Smith
 also has sole voting and investment power over        shares or    % of the
 outstanding Common Stock held in a trust, and shared voting and investment
 power over        shares or    % of the outstanding Common Stock as co-
 trustee of three additional trusts.
  (3)  NationsBank, N.A. (South) holds           shares or     % of the
 outstanding Common Stock, including           shares or     % of the
 outstanding Common Stock in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"). NationsBank, N.A. (South) has no
 voting and investment power with respect to the           ESOP shares
 allocated to participant accounts and has shared voting and investment power
 with respect to the           unallocated ESOP shares. Participants in the
 ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.


  The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control
through intermediaries in the aggregate           shares or      % of the
outstanding Common Stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial interest in excess of %. The Bank and its affiliates have sole voting power with
respect to           shares or     % of the outstanding Common Stock, and they
share voting power with respect to           shares or      % of the
outstanding Common Stock.  They have sole investment power with respect to
          shares or     % of the outstanding Common Stock, and they share
investment power with respect to           shares or     % of the outstanding
Common Stock.

  In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan
          shares or     % of the outstanding Common Stock. The Bank has no
voting or investment power with respect to these shares since sole voting and
investment power for the shares is held by the       Northern Trust Common
Stock Fund participants who are employees of the Corporation or its subsidiaries.

                  INFORMATION ABOUT THE BOARD AND COMMITTEES

COMMITTEES

  The Corporation's Board of Directors presently has six standing committees: an Audit Committee, a Business Risk Committee, a Business Strategy Committee, a Compensation and Benefits Committee, a Corporate Governance Committee and an Executive Committee.

  Current members of the Audit Committee are Robert D. Krebs, Chairman, Robert
S. Hamada, Arthur L. Kelly, William G. Mitchell and Bide L. Thomas. During 1996, the Committee met on four occasions to review and make recommendations to the full Board of Directors with respect to the following matters: examinations by regulatory authorities, internal audit procedures, internal controls, compliance with laws and regulations, engagement of independent public accountants and matters having a material effect upon the Corporation's financial operations. (See "Independent Public Accountants," below.)

  Current members of the Compensation and Benefits Committee are William D. Smithburg, Chairman, Arthur L. Kelly, Frederick A. Krehbiel, Edward J. Mooney, Harold B. Smith and Bide L. Thomas. During 1996, the Committee met on five occasions to review and make recommendations to the full Board of Directors with respect to the following matters: compensation policy, including executive compensation policy and compensation levels, benefit plans and programs, incentive plans and payments thereunder and management development and succession planning.

  Current members of the Corporate Governance Committee are Frederick A. Krehbiel, Chairman, Robert D. Krebs, Harold B. Smith and William D. Smithburg. During 1996, the Committee met on one occasion to review and make recommendations to the full Board of Directors with respect to the evaluation of candidates for nomination to the Board of Directors and the structure and membership of Board committees. The Committee will consider recommendations from the stockholders of the Corporation, submitted in writing to the Secretary of the Corporation, regarding potential nominees for election as Directors.

  The Board of Directors held 10 regular and one special meeting during 1996. All persons who were Directors during 1996 attended at least 75% of these meetings and meetings of Committees on which they served, except for Ms. Krainik and Mr. Krehbiel.

  The Executive Committee meets as required between meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, subject to limitations imposed by law and the By-Laws of the Corporation. The Business Strategy Committee reviews the policies, strategies and performance of the various business units of the Corporation. The Business Risk Committee reviews the risks inherent in the extension of credit, managing assets and liabilities, providing fiduciary investment services and other related matters.

COMPENSATION OF DIRECTORS

  During 1996 compensation of non-employee Directors of the Corporation consisted of an annual retainer fee of $22,000, with the Chairmen of the Corporation's Audit, Business Risk, Business Strategy, Compensation and Benefits, and Corporate Governance Committees each receiving an additional annual retainer fee of $4,000. All non-employee Directors received a fee of $1,000 for each Board and Committee meeting attended. Non-employee Directors were also eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. For such services in 1996, the Corporation paid $11,000.

  Effective as of January 1, 1997, compensation of non-employee Directors of the Corporation consists of an annual retainer fee of $35,000 with the Chairmen of the Corporation's Audit, Business Risk, Business Strategy, Compensation and Benefits, and Corporate Governance Committees each receiving an additional annual retainer fee of $5,000. All non-employee Directors receive a fee of $1,000 for each Board Committee meeting attended and are eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. Each non-employee Director will also receive a grant of 500 shares of Common Stock on the date of each annual meeting of stockholders in the years 1997, 1998 and 1999 under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors (the "1997 Director Stock Plan") adopted in February, 1997. The 1997 Director Stock Plan replaces prior stock plan arrangements under which non-employee Directors received 300 shares of Common Stock each year.

  Under the Northern Trust Corporation 1997 Deferred Compensation Plan for Non-Employee Directors (the "1997 Deferred Compensation Plan") adopted in February, 1997, non-employee Directors may elect to defer the payment of their annual retainer, cash fees and annual stock grants under the 1997 Director Stock Plan until termination of services as a director of the Corporation. Amounts deferred are paid into a stock unit account and converted into stock units representing shares of Common Stock, with the value of each stock unit based upon the mean of the high and low sale prices on the last trading day of the calendar quarter for which the cash compensation would have been paid or, in the case of deferred stock, the date on which the stock was granted. Dividend equivalents on the stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Amounts previously deferred by participating non-employee Directors under a prior deferred compensation plan may be transferred effective March, 1997 into the stock unit account or cash account of the 1997 Deferred Compensation Plan at the election of such Directors. Distribution of amounts in a participating non-employee Director's stock unit account will be made either in cash or stock in a single lump sum payment or in up to 10 annual installments at the election of the participating non-employee Director, except that stock units representing the deferral of annual stock grants under the 1997 Director Stock Plan will be distributed only in stock. Distribution of amounts in a participating non-employee Director's cash account will be made in cash in a single lump sum payment or in up to 10 annual installments at the election of the participating non-employee Director.

                   MANAGEMENT TRANSACTIONS AND INDEBTEDNESS

  Directors and executive officers of the Corporation, as well as members of their immediate families and their associates, were customers of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 1996. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. It is anticipated that similar transactions may occur in the ordinary course of business in the future. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions in 1996 involving the purchase or sale of products and services did not result in payments that were material to the gross revenues of either the Corporation or the company with which a director or executive officer was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer Brown & Platt, which renders legal services to the Corporation and its subsidiaries.

                            EXECUTIVE COMPENSATION

                  COMPENSATION AND BENEFITS COMMITTEE REPORT

  The Compensation and Benefits Committee (the "Committee"), which is comprised entirely of non-employee Directors, is responsible for overseeing the Corporation's executive compensation program. Each year the Committee reviews the components of the Corporation's executive compensation program, comparing compensation levels to a peer group of financial services organizations that represent the Corporation's competition for executive talent. The Committee considers recommendations from the Corporation's Human Resources Department which works closely with outside consultants. The organizations selected for comparison purposes generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation's principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. The Keefe, Bruyette & Woods 50 Bank Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this Proxy Statement, includes all of the organizations in the peer group used for compensation comparison purposes.

  The Committee reviews and approves the compensation of the Corporation's most highly compensated executives, including the executive officers whose compensation is detailed in this Proxy Statement. For other executives the Committee reviews overall compensation policies and payment levels. In reviewing the compensation of executives other than the Chief Executive Officer, the Committee takes the Chief Executive Officer's counsel and recommendations into account.

  The Committee also periodically reviews the share ownership levels of executives, evaluating their current and potential holdings of the Corporation's Common Stock. The Committee presently believes that formal ownership requirements for executive officers are not necessary, since these officers have existing and potential equity holdings that are significant as a multiple of base salaries.

  The Corporation's executive compensation program links short-term and longer-term financial rewards to the Corporation's performance and return to stockholders, and is designed to compensate executives at market competitive levels and to ensure the retention of executive talent. Accordingly, the Corporation's compensation program makes a significant portion of the executives' rewards variable and dependent on performance. Rewards to executives should increase when performance goals are achieved and surpassed, and correspondingly decrease if goals are not achieved. The Corporation's program places emphasis on equity incentives in order to closely align the executives' interests with those of the stockholders. The components of the Corporation's executive compensation program are designed to reflect these compensation principles in each of the following: base salary, annual incentive cash award, performance shares and stock options. The Corporation also has made specific awards of restricted stock from time to time.

  BASE SALARIES--Base salaries are generally determined by evaluating the responsibilities of the current position and the individual's experience, performance, career progress and potential development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other financial services companies.

  The Committee generally determines annual salary adjustments, within the context of the Corporation's overall salary policy, by evaluating the performance of each executive officer and any changes in the executive's responsibilities. Adjustments to the base salaries of these executives in 1996 reflect the factors referred to above. With respect to Mr. Osborn and Mr. Hastings, the 1996 adjustments also reflect their promotions in October, 1995, to Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, and the fact that their salaries had not been adjusted since January, 1994. With respect to Mr. Stevens, the 1996 adjustment reflects his promotion in February, 1996, to Executive Vice President and head of the Personal Financial Services Business Unit. The Committee targeted the base salaries of the executive officers named in the Summary Compensation Table at approximately the median of salaries for similar positions in most of the companies used for comparison purposes.

  ANNUAL INCENTIVE CASH AWARDS--During 1996 the executive officers named in the Summary Compensation Table were eligible for annual incentive cash awards under one of two plans. Messrs. Osborn, Hastings, and Pero participated in the 1996 Management Performance Plan; Mr. Stevens and Ms. Penrose participated in the 1996 Annual Performance Plan. The amount available under the Management Performance Plan is determined by a formula and is directly related to the achievement of a corporate net income goal. At the beginning of the 1996 Plan year, the Committee reviewed and recommended to the Board the corporate net income goal and the individual target awards expressed as a percentage of salary. Following completion of the 1996 Plan year, the Committee approved individual award payments based on a comparison of actual achievement with the corporate net income goal and an evaluation of individual performance. Under the 1996 Annual Performance Plan, the potential amount available for individuals is based on the achievement of a corporate net income goal and business unit earnings goals set at the beginning of the year. Individual awards are discretionary, based on an evaluation of each executive's performance. Awards under both the Management Performance Plan and Annual Performance Plan were paid in cash.

  Mr. Osborn's 1996 Management Performance Plan Award of $          was based
on the factors described above and reflects that the Corporation achieved record earnings in 1996, surpassing the Plan's corporate net income goal.

  PERFORMANCE SHARES--Performance share awards to executive officers are determined generally on an annual basis under the performance share provisions of the Amended 1992 Incentive Stock Plan (the "1992 Plan"). For each year's award, there is a three-year performance period followed by a three-year vesting period. The three-year performance period is intended to reflect a longer-term strategic business focus and the three-year vesting period is designed to encourage the executives to remain with the Corporation. The Committee, at the beginning of the performance period, establishes return-on-equity corporate performance goals for the period and performance share target awards for the 1992 Plan's participants. Awards made in 1996 provide for the crediting of 50% of the target shares if a minimum goal is met and 100% if a higher goal is met for the relevant performance period. Individual performance share target awards are based on multiple-of-salary guidelines and competitive compensation data. Awards are made within the context of providing an appropriate mix of both cash and equity incentives. The Committee also considers the number of performance shares and stock options previously granted to the individual. If the executive leaves the Corporation prior to the completion of the performance period for reasons other than death, disability or retirement (in which cases the award amounts are prorated), the performance shares are forfeited. Following the completion of each three-year performance period, the Committee determines what level of return-on-equity for that performance period has been achieved and authorizes the crediting of the appropriate number of performance shares to the participants' accounts. Typically the shares are distributed to the participant on the third anniversary following the date on which the shares were credited to the participant's account, together with cash in an amount equal to the dividends declared on that number of shares during the three-year vesting period plus interest at an assumed rate on those dividends. If the executive leaves the Corporation prior to this distribution date for reasons other than death, disability or retirement, the performance shares and related cash balance are forfeited. In cases of death, disability or retirement during the three-year vesting period, the performance shares and related cash balance become distributable.

  In February, 1996, the Committee applied the factors described above and set a performance share target award of 30,000 shares for the 1996-1998 performance period for Mr. Osborn. Mr. Osborn's target share award represents approximately 9.1% of the total of 331,000 performance shares awarded for the 1996-1998 performance period.

  STOCK OPTIONS--Stock option grants to executive officers are determined generally on an annual basis under the provisions of the 1992 Plan. Individual stock option awards are based on multiple-of-salary guidelines, incorporating both a current and projected option value to the recipient, and competitive compensation data. Awards are made within the context of providing an appropriate mix of cash and equity incentives. The Committee also considers the number of performance shares and stock options previously granted to the individual.

  Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and may be exercised over ten years. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

  In September, 1996, the Committee applied the factors described above and granted to Mr. Osborn an option to purchase 60,000 shares at an exercise price of $33.50. This represents 4.6% of the total options to purchase 1,315,700 shares that were granted in 1996. Mr. Osborn currently holds options to purchase a total of 254,750 shares.

  Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for "performance-based compensation" or otherwise exempt from the provisions of Section 162(m), will not be deductible by a corporation for federal income tax purposes. All compensation paid in 1996 to the executive officers named in Summary Compensation Table was deductible. The Committee and the Board of Directors recommend that stockholders approve at the 1997 annual meeting of stockholders amendments to the Amended 1992 Incentive Stock Plan that include provisions designed to ensure that stock option awards continue to qualify, and performance share awards made in 1997 and thereafter will qualify, as performance-based compensation under Section 162(m). See "Approval of Amendments to the Northern Trust Corporation Amended 1992 Incentive Stock Plan." The Committee will continue to review the deductibility of compensation under Section 162(m) and will recommend steps to assure the deductibility of compensation where the Committee concludes that the actual benefits of deductibility to the Corporation in specific circumstances outweigh any sacrifice of flexibility and effectiveness involved in qualifying a particular compensation program under Section 162(m).

                                   * * * * *

  Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1996 the group of five executives listed in the Summary Compensation Table received over half of their compensation in the aggregate (consisting of the dollar amounts shown in the Table and value realized on stock options exercised) in the form of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

  This report is submitted on behalf of the members of the Committee:

                        William D. Smithburg, Chairman
                                Arthur L. Kelly
                             Frederick A. Krehbiel
                               Edward J. Mooney
                                Harold B. Smith
                                Bide L. Thomas

                           SUMMARY COMPENSATION TABLE

  The following table sets forth compensation information for the years 1994 through 1996 with respect to the Corporation's chief executive officer and the four other most highly compensated executive officers during 1996.

                                       ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                 -------------------------------- -----------------------------------------
                                                                               AWARDS
                                                                             (SECURITIES
          NAME AND                                                RESTRICTED UNDERLYING       PAYOUTS
     PRINCIPAL POSITION                               TOTAL OF      STOCK      OPTIONS       (LONG-TERM        ALL OTHER
   (AT DECEMBER 31, 1996)   YEAR  SALARY  BONUS(1) SALARY & BONUS AWARDS(2)   GRANTED)   INCENTIVE PLAN)(3) COMPENSATION(4)
---------------------------------------------------------------------------------------------------------------------------
  William A. Osborn         1996 $600,000    XX          XX                    60,000         $697,567          $66,352
   Chairman and             1995 $410,000 $251,000    $661,000                 50,000         $456,563          $65,525
   Chief Executive Officer  1994 $410,000 $225,000    $635,000     $987,500    30,000         $      0          $49,909
  Barry G. Hastings         1996 $475,000    XX       $     XX                 44,000         $697,567          $52,529
   President and            1995 $385,000 $236,000    $621,000                 40,000         $456,563          $61,530
   Chief Operating Officer  1994 $385,000 $215,000    $600,000     $987,500    30,000         $      0          $46,866
  Mark Stevens              1996 $347,000    XX          XX                    26,000         $261,587          $93,374
   Executive Vice           1995 $314,000 $186,000    $500,000                 24,000         $171,211          $34,483
   President                1994 $310,500 $163,000    $473,500                 20,000         $      0          $22,272
  Perry R. Pero             1996 $336,250    XX          XX                    24,000         $697,567          $37,185
   Senior Executive         1995 $325,000 $183,000    $508,000                 22,000         $456,563          $51,941
   Vice President           1994 $322,500 $163,000    $485,500                 20,000         $      0          $39,258
  Sheila A. Penrose         1996 $322,500    XX          XX                    26,000         $      0          $35,664
   Executive Vice           1995 $300,000 $150,000    $450,000                 24,000         $      0          $47,945
   President                1994 $237,500 $ 86,000    $323,500                 16,000         $      0          $28,911

--------------------------------------------------------------------------------
   (1) Reflects amounts awarded under the 1996 Management Performance Plan for Mr. Osborn, Mr. Hastings and Mr. Pero and amounts awarded under the 1996
 Annual Performance Plan for Mr. Stevens and Ms. Penrose.
   (2) The total number of restricted stock awards and their aggregate market value as of December 31, 1996 were: Mr. Osborn, 50,000 shares valued at $1,850,000; and Mr. Hastings, 50,000 shares valued at $1,850,000 based on $37.00 per share, the mean of the high and low sale prices of the Common
 Stock as reported by The Nasdaq Stock Market on December 31, 1996. The restrictions on these stock awards, granted on January 3, 1994, lapse beginning four years after the date of grant, and the stock becomes fully vested nine years after the date of grant, subject to earlier vesting in the event of a change in control of the Corporation, as defined in the Plan, or earlier prorated vesting upon a participant's death, normal retirement or disability, or as otherwise determined by the Compensation and Benefits Committee. Dividends are paid on restricted stock awards, as adjusted by an interest factor, and distributed to participants in accordance with the vesting schedule described above.
   (3) The respective values of the amounts shown for all named executive officers were determined by multiplying the total number of shares awarded by the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on the dates of distribution and adding dividend equivalents and an assumed interest factor.
  (4) The "All Other Compensation" category reflects contributions on behalf of the named executive officers to the Thrift-Incentive Plan ("TIP") and allocations on behalf of the named executive officers under The Northern
 Trust Employee Stock Ownership Plan ("ESOP"), both of which are defined contribution plans. For each of the following executive officers, the 1996
 TIP and ESOP amounts (in that order) were: Mr. Osborn, $24,000 and $42,352;
 Mr. Hastings, $19,000 and $33,529; Mr. Stevens, $13,880 and $24,494; Mr.
 Pero, $13,450 and $23,735; and Ms. Penrose, $12,900 and $22,764. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits. For Mr.
 Stevens, "All Other Compensation" in 1996 also includes a cash payment of $55,000 which recognizes a variety of incremental expenses incurred in connection with his relocation to Chicago that were not covered by the Corporation's general relocation reimbursement program.

                         EMPLOYMENT SECURITY AGREEMENTS

  Messrs. Osborn, Hastings, Stevens and Pero and Ms. Penrose are parties to employment security agreements that provide lump sum cash payments equivalent to three years' salary and bonus (and payment of a pro rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the stock options granted during the last fiscal year to the executive officers named in the Summary Compensation Table. Using 0%, 5% and 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation's Common Stock.


                                                           POTENTIAL REALIZABLE VALUE
                                                            AT ASSUMED ANNUAL RATES
                                                                 OF STOCK PRICE
                                                                  APPRECIATION
                                                             FOR OPTION TERM OF 10
                           INDIVIDUAL GRANTS                       YEARS (2)
              -----------------------------------------------------------------------
                           PERCENT
             NUMBER OF     OF TOTAL                            5% ($54.57
             SECURITIES    OPTIONS                               STOCK    10% ($86.89
             UNDERLYING   GRANTED TO                             PRICE    STOCK PRICE
              OPTIONS     EMPLOYEES    EXERCISE EXPIRATION       AFTER       AFTER
  NAME       GRANTED(1) IN FISCAL YEAR  PRICE      DATE    0%  10 YEARS)   10 YEARS)
-------------------------------------------------------------------------------------
  William
   A.
   Osborn      60,000       4.56%       $33.50   9/17/06   0   $1,264,200 $3,203,400
  Barry G.
   Hastings    44,000       3.34%       $33.50   9/17/06     0 $  927,080 $2,349,160
  Mark
   Stevens     26,000       1.97%       $33.50   9/17/06     0 $  547,820 $1,388,140
  Perry R.
   Pero        24,000       1.82%       $33.50   9/17/06     0 $  505,680 $1,281,360
  Sheila
   A.
   Penrose     26,000       1.97%       $33.50   9/17/06     0 $  547,820 $1,388,140

--------------------------------------------------------------------------------
   (1) All options to the named executive officers were granted on September
 17, 1996 and first become exercisable on September 17, 1998. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all outstanding stock options become fully vested and exercisable.
   (2) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders, using as a base the $33.50 mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on September 17, 1996, would be $0 for 0% appreciation, approximately $2.3 billion for 5% appreciation and approximately $5.9 billion for 10% appreciation.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

  The following table sets forth the number of shares for which stock options were exercised during 1996, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(4)
                                                ANNUALIZED   ---------------------------- ----------------------------
                   SHARES ACQUIRED    VALUE     VALUE SINCE  EXERCISABLE(3) UNEXERCISABLE EXERCISABLE(3) UNEXERCISABLE
      NAME           ON EXERCISE   REALIZED(1) GRANT DATE(2)
----------------------------------------------------------------------------------------------------------------------
William A. Osborn      15,000       $316,875      $33,437       144,750        110,000      $3,191,560     $885,000
Barry G. Hastings           0       $      0      $     0       155,576         84,000      $3,470,734     $694,000
Mark Stevens           18,000       $374,063      $38,976       121,000         50,000      $2,816,622     $415,000
Perry R. Pero          15,000       $332,345      $34,161       119,200         46,000      $2,629,885     $381,000
Sheila A. Penrose           0       $      0      $     0        58,000         50,000      $1,133,990     $415,000

--------------------------------------------------------------------------------
   (1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices of the Common
 Stock as reported by The Nasdaq Stock Market on the date of exercise.
   (2) Amount of pre-tax value realized annualized over period between the date of grant and the date of exercise.
   (3) Amounts represent options granted since 1987 to Messrs. Osborn, Hastings, Stevens and Pero and since 1990 to Ms. Penrose.
   (4) Calculated on a pre-tax basis using the spread between the option excise price and $37.00, which was the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 31, 1996.


              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

  The following table sets forth the performance share target awards made under the 1992 Plan to the named executive officers during 1996 for the 1996-1998 Performance Period.

                                  NUMBER OF                                    PERFORMANCE OR
                                SHARES, UNITS                                   OTHER PERIOD
                                  OR OTHER                                    UNTIL MATURATION
      NAME                        RIGHTS(1)                                     OR PAYOUT(2)
----------------------------------------------------------------------------------------------
  William A.
   Osborn                       30,000 shares                                     6 years
  Barry G.
   Hastings                     20,000 shares                                     6 years
  Mark Stevens                  16,000 shares                                     6 years
  Perry R. Pero
                                16,000 shares                                     6 years
  Sheila A.
   Penrose                      16,000 shares                                     6 years
----------------------------------------------------------------------------------------------

   (1) Awarded by the Compensation and Benefits Committee with established return-on-equity goals for the 1996-1998 performance period.
   (2) Shares are subject to the achievement of performance goals over a three-year performance period and a subsequent three-year vesting period. Either 50% or 100% of the target shares awarded will be distributed if the minimum or target performance goal, respectively, is met and the vesting restrictions are satisfied; no shares will be distributed if the minimum performance goal is not met. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all shares credited to participants' accounts and related cash balances become immediately distributable to participants; target award shares for performance periods currently in progress will be credited on a pro-rata basis of actual full months lapsed to plan period and will become distributable to participants. See "Compensation and Benefits Committee Report--Performance Shares," above for a further description of the terms of the 1992 Plan.

                               PENSION PLAN TABLE

  The table below sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Pension Plan (including amounts payable under the Bank's Supplemental Pension Plan) to persons in the remuneration and service classifications specified.

                                          YEARS OF SERVICE AT RETIREMENT
        AVERAGE COMPENSATION       --------------------------------------------
         IN 5 HIGHEST YEARS           15       20       25       30       35
-------------------------------------------------------------------------------
  $  250,000...................... $ 90,000 $120,000 $132,500 $145,000 $157,500
     350,000......................  126,000  168,000  185,500  203,000  220,500
     450,000......................  162,000  216,000  238,500  261,000  283,500
     550,000......................  198,000  264,000  291,500  319,000  346,500
     650,000......................  234,000  312,000  344,500  377,000  409,500
     750,000......................  270,000  360,000  397,500  435,000  472,500
     850,000......................  306,000  408,000  450,500  493,000  535,500
     950,000......................  342,000  456,000  503,500  551,000  598,500
   1,050,000......................  378,000  504,000  556,500  609,000  661,500
   1,150,000......................  414,000  552,000  609,500  667,000  724,500
   1,250,000......................  450,000  600,000  662,500  725,000  787,500


  Compensation covered by the Pension Plan includes salaries, before tax deposits made by a participant to the Thrift-Incentive Plan, shift differential pay, overtime pay and awards under the Management or Annual Performance Plan (or predecessor plans), as applicable. The average covered compensation for the highest five consecutive years is used in the pension calculation.

  Credited years of service for individuals named in the Summary Compensation Table are as follows: William A. Osborn-26 years, Barry G. Hastings-22 years, Mark Stevens-17 years, Perry R. Pero-32 years, and Sheila A. Penrose-19 years.

  The above pension payments, which are shown as if paid in the form of a straight life annuity, will be reduced by .39% of the average Social Security taxable wage base for the individual ("Social Security Covered Compensation Offset"), which varies by year of birth, for each year of service up to 35 years. For participants hired after 1988 the percentage is .50%. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

  The Bank's Pension Plan and Supplemental Pension Plan were amended to change the formula used to calculate retirement benefits beginning January 1, 1996. The new formula will generally result in lower retirement benefits, due principally to a change to a uniform accrual rate (1.8% per year of credited service), a cap on credited service (at 35 years), adoption of a uniform Social Security Covered Compensation Offset (.50%) and the elimination of special subsidies applicable to surviving spouse benefits and early retirement benefits. However, all participants employed on December 31, 1995 will continue accruing benefits under the prior Plans, as set forth in the Pension Plan table above, through December 31, 2000. At termination or retirement they will be entitled to receive the greater of the minimum benefit accrued through December 31, 2000 (or termination date if earlier) or the benefit calculated under the new formula.

    COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation and Benefits Committee is an officer, employee or former employee of the Corporation or any of its subsidiaries. Members of the Committee, as well as members of their immediate families and their associates, may have loans and other transactions with the Corporation and its subsidiaries. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable terms.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX AND
                     KEEFE, BRUYETTE & WOODS 50 BANK INDEX

                     (TOTAL RETURN ASSUMES $100 INVESTED ON
                JANUARY 1, 1992 WITH REINVESTMENT OF DIVIDENDS)


                             [GRAPH APPEARS HERE]

             Northern Trust        S&P 500        KBW 50 Bank
             --------------        -------        -----------
1991             $100               $100             $100
1992              129                108              127
1993              123                118              134
1994              112                120              128
1995              183                165              204
1996              242                203              289


  For the five-year period ended December 31, 1996, the Corporation's total return to stockholders was 142% compared with 103% for the S&P 500 Index and 189% for the KBW 50 Bank Index. During the same period, the Corporation's Common Stock market capitalization increased $2,312,100,000 or 134% from $1,720,600,000 to $4,032,700,000, reflecting both an increase in the stock price and a greater number of shares outstanding. The Corporation's net income increased in 1996 for the ninth consecutive year, from $163.4 million in 1991 to $258.8 million in 1996, or an increase of 58% from 1991 to 1996. In terms of total return to stockholders for the fiscal year ended December 31, 1996 the Corporation ranked 33rd out of the 50 banking institutions comprising the KBW 50 Bank Index.

       APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

  At its meeting on February 18, 1997, the Corporation's Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Corporation's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to increase the number of shares of Common Stock, par value $1.66 2/3 per share, authorized for issuance from 140,000,000 to 280,000,000 shares. If the amendment is approved by stockholders, the first sentence of ARTICLE FOURTH of the Restated Certificate of Incorporation would be changed to provide as follows (with the changed portion in italics):

    "The total number of shares of all classes of capital stock which the Corporation has the authority to issue is \\290,000,000\\ shares, which are divided into two classes as follows:

    10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

    \\280,000,000\\ shares of Common Stock (Common Stock), $1.66 2/3 par value per share."

  On November 19, 1996, the Board of Directors declared a two-for-one stock split which was paid to stockholders on December 9, 1996. Payment of the stock
split required          shares of Common Stock which significantly reduced the
number of authorized shares available for future issuance. As of February 18,
1997, there were                     shares of Common Stock issued and
outstanding, and                 shares issued and held by the Corporation as
treasury stock. An additional                    shares were reserved for
issuance under the Corporation's incentive stock and employee benefit plans or upon exercise of options issued under incentive stock plans. As a result, as of
February 18, 1997, a total of               authorized shares of Common Stock
remain available for future issuance. Adoption of the proposed amendment would increase the number of authorized shares of Common Stock available for future
issuance to             shares. The additional shares of Common Stock for which
authorization is sought would, if and when issued, have the same rights and privileges as the presently outstanding shares of Common Stock, including the right to vote cumulatively in the election of directors.

  The purpose of increasing the number of authorized shares of Common Stock is to provide additional authorized shares of Common Stock which may be issued for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, stock splits, stock dividends or other distributions, future financings, acquisitions and incentive stock and employee benefit plans. The increase in the number of shares of Common Stock authorized for issuance would enable the Corporation, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders. Upon adoption of the amendment, the Board of Directors would be authorized to issue additional shares of Common Stock at such time or times, to such persons and for such consideration as it may determine, except as may otherwise be required by law. Holders of the Corporation's Common Stock do not have preemptive rights to subscribe for or purchase any part of any new or additional issue of Common Stock or securities convertible into Common Stock. Although the Corporation anticipates that it may issue shares of Common Stock for one or more of the foregoing purposes, the Corporation has no existing plans, understandings or agreements for the issuance of any additional shares of Common Stock (other than the shares under its incentive stock and employee benefit plans).

  Except as required by law or as a condition to continued inclusion in the Nasdaq National Market System, or listing on any stock exchange on which the Corporation's Common Stock may in the future be listed, it is unlikely that further authorization by vote of stockholders would be sought for any issuance of the shares of Common Stock. Nasdaq rules currently require stockholder approval as a condition of continued eligibility for designation as a National Market System security in several instances, including issuances of shares in acquisition transactions where the number of shares of outstanding Common Stock could increase by 20% or more.

  Although the decision of the Board of Directors to propose an amendment increasing the number of shares of Common Stock authorized for issuance did not result from any effort by any person to accumulate the Corporation's stock or effect a change in control of the Corporation, one result of an increase may be to help the Board discourage or render more difficult a change in control. The additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for or otherwise frustrate the efforts of persons seeking to effect a takeover or gain control of the Corporation, whether or not the change of control is favored by a majority of unaffiliated stockholders. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The issuance of any additional shares of Common Stock could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares of stock.

  The Corporation has a Preferred Stock Purchase Rights Plan that provides stockholders the right to purchase shares of Common Stock of the Corporation (or of an acquiring company) at half the market price in certain circumstances involving a potential change in control of the Corporation unless the Rights are earlier redeemed by the Corporation as directed by the Board. The Rights Plan is intended as a means to protect the value of the stockholders' investment in the Corporation, while preserving the possibility of a fair acquisition bid. In addition, the Delaware General Corporation Law provides, among other things, that any beneficial owner of more than 15% of the Corporation's voting stock is prohibited, without the prior approval of the Board, from entering into any business combination with the Corporation for three years from the date the 15% ownership interest is acquired. The Corporation's Restated Certificate of Incorporation and By-Laws do not presently contain provisions that the Board of Directors considers to have an anti-takeover effect, and the Board has no present intention of proposing such measures in the future.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, whether or not present or voting at the annual meeting, is required to approve the amendment to the Restated Certificate of Incorporation.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

                  APPROVAL OF AMENDMENTS TO THE NORTHERN TRUST
                 CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN

GENERAL

  The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "1992 Plan") is a stock-based compensation plan providing for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards to key officers of the Corporation and its subsidiaries. The purpose of the 1992 Plan is to provide a sense of recognition and managerial participation among key officers by providing them with opportunities to acquire shares of Common Stock and awards that increase in value with an increase in the market value of shares of Common Stock, thereby linking the interests of these officers with the interests of stockholders.

  The 1992 Plan was most recently amended and approved by the stockholders of the Corporation at the 1995 annual meeting of stockholders. At its meeting on February 18, 1997, the Board of Directors of the Corporation unanimously adopted, on the recommendation of the Compensation and Benefits Committee (the "Committee") certain amendments to the 1992 Plan, including the following amendments (the "Amendments") which were adopted subject to shareholder approval: (a) an increase in the aggregate number of shares of Common Stock issued or issuable under the 1992 Plan by 8,500,000 shares and a corresponding increase in the aggregate number of shares of Common Stock issued or issuable under the 1992 Plan as incentive stock options by 8,500,000 shares; (b) the inclusion of the "material terms of the performance goals" applicable to performance shares granted to selected executive officers under the 1992 Plan and the setting of a maximum number of performance shares that may be granted to any individual participant in the 1992 Plan, in each case to ensure that such performance shares will qualify as "performance-based" compensation under
Section 162(m) of the Code and thus be fully deductible by the Corporation for federal income tax purposes; (c) an increase in the maximum number of shares available for awards of stock options and stock appreciation rights to any individual participant in the 1992 Plan for purposes of compliance with Section 162(m); and (d) the addition of non-employee Directors of the Corporation as eligible participants in the 1992 Plan. No other changes to the 1992 Plan are proposed. If the Amendments are not approved by stockholders, the Corporation intends to continue the 1992 Plan in its current form (subject to the ability of the Board of Directors to make certain future amendments permitted under the Plan without stockholder approval), although the number of shares available under the 1992 Plan will be quite limited, as described below. A copy of the 1992 Plan, as proposed to be amended by the Amendments is set forth as Exhibit A to this Proxy Statement. The following description is qualified in its entirety by reference to the full text of the 1992 Plan.

DESCRIPTION OF THE 1992 PLAN

  The 1992 Plan is administered by the Committee, which is comprised solely of non-employee directors each of whom qualifies as (i) an "outside director" under Section 162(m), and (ii) a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee determines the key officers of the Corporation and its subsidiaries who participate in the 1992 Plan based upon their contributions and value to the Corporation. The Committee also determines the number and types of benefits to be granted under the 1992 Plan and the terms and conditions of such benefits. The determination of awards under the 1992 Plan is made on a year-to-year basis by the Committee. No separate determination of eligibility for awards under the 1992 Plan is made by the Committee from among the Corporation's approximately 2,200 officers. In 1996, 223 persons received awards under the 1992 Plan.

  The types of awards available under the 1992 Plan are as follows:

  Stock Options. The 1992 Plan provides for the grant of nonqualified stock options and incentive stock options. The prices at which, and the periods during which, options may be exercised are fixed by the Committee, but in no case may be the price be less than 100% of the fair market value of the shares on the date of the grant. On March 1, 1997, the mean of the high and low sales prices of the Common Stock, as reported by The Nasdaq Stock Market, was
$          per share. Options are exercisable not earlier than six months after the date of grant and are nontransferable except by will, the laws of descent and distribution and, in the case of nonqualified stock options, by an optionee's assignment during his or her life to (i) the optionee's spouse or lineal descendants, (ii) a trustee of a trust for the primary benefit of the optionee's spouse or lineal descendants, or (iii) a partnership of which the optionee's spouse and lineal descendants are the only partners. In addition, options may become exercisable upon a "change in control" of the Corporation, as defined in the 1992 Plan. Upon exercise of an option, payment of the purchase price must be made in full, in cash or shares of Common Stock or a combination thereof, as provided in the option agreement.

  Stock Appreciation Rights. Stock appreciation rights may be granted with respect to options granted under the 1992 Plan. Each right will permit the holder to receive, in lieu of exercising the related option, up to 100% of the difference between the market price of the option shares on the date of exercise of the right and the aggregate option price thereof. Stock appreciation rights will be exercisable only if and to the extent that the related options are exercisable. Upon exercise, stock appreciation rights will be paid in cash or shares of Common Stock (based upon their fair market value on the date of exercise) or a combination thereof, as set forth in the right.

  Stock Awards. Stock awards may be granted to participants in the 1992 Plan, consisting of shares of Common Stock transferred to participants for consideration at or less than the fair market value thereof as the Committee deems appropriate, or as a bonus for services rendered and without further consideration. Such awards will be subject to terms and conditions determined by the Committee, which may include restrictions on transferability, rights of the Corporation to reacquire the shares upon termination of the participant's employment and forfeiture of the shares under certain circumstances prescribed by the Committee.

  Performance Shares. Performance shares may be granted to participants in the 1992 Plan subject to terms and conditions determined by the Committee, which may include restrictions on transferability, rights of the Corporation to reacquire the shares upon termination of the participant's employment, requirements of meeting specified performance goals or other stated circumstances which might reflect certain corporate earnings achievements. A participant may be entitled to have a portion of the awarded Common Stock credited to an account maintained for the participant if established performance goals are achieved for one or more of the "performance periods" designated for the participant. After stock has been credited to an account and until it is distributed, the account will also be credited with amounts equal to dividends payable with respect to the number of shares credited to the account. Each participant's account will be distributed, provided the participant is employed by the Corporation or a subsidiary upon the first to occur of death, retirement, disability, or change in control of the Corporation, or on the third anniversary date on which an award was credited to the account, or at the Committee's discretion. As described below, the performance share provisions of the 1992 Plan are proposed to be amended to ensure compliance with Section 162(m) of the Code.

  Stock Equivalents. Stock equivalents may be granted entitling the holders thereof to receive a payment in an amount equal to the fair market value or book value of a designated number of shares of Common Stock on a specified date or dates (which may be the date of the award) or the increase in the fair market value or book value of a designated number of shares of Common Stock during a specified period of time. Such payment will be made in cash or shares of Common Stock, as provided in the award, at the date or dates, not later than ten years after the date of the award, set forth in the award. Stock equivalents may also provide for the payment to the recipients of "dividend equivalents" on the shares designated in an award and will be subject to such other terms and conditions as the Committee determines, which may include the requirement of achievement of specified performance goals.

  Plan Benefits. Information relating to awards made in 1996 under the 1992 Plan to the executive officers named in the Summary Compensation Table is presented in the various tables under the caption "Executive Compensation." In addition, in 1996, 259,000 options at an exercise price of

$33.50, and 172,000 performance shares (valued at $4,611,750 based on the mean of the high and low sales prices of the Common Stock on the date of grant), were granted to all executive officers as a group, and 1,056,700 options at exercise prices of $26.78 to $33.50, and 241,444 performance shares (valued at $6,473,717 based on the mean of the high and low sales prices of the Common Stock on the date of grant), were granted to all non-executive officer employees as a group. Awards to be made in 1997 under the 1992 Plan are not yet determinable, except for the following grants of performance shares for the 1997 through 1999 performance period approved by the Committee at its February 18, 1997 meeting. As to the executive officers named below, these grants are contingent upon stockholder approval of the Amendments to the 1992 Plan.

                                                 NUMBER OF        DOLLAR VALUE
      NAME AND POSITION                      PERFORMANCE SHARES ON DATE OF GRANT
      -----------------                      ------------------ ----------------
      William A. Osborn                                              $
      Chairman and Chief Executive Officer
      Barry G. Hastings                                              $
      President and Chief Operating Officer
      Mark Stevens                                                   $
      Executive Vice President
      Perry R. Pero                                                  $
      Senior Executive Vice President
      Sheila A. Penrose                                              $
      Executive Vice President
      All Executive Officers as a Group                              $
      All Non-Executive Officer Employees                            $
      as a Group

AMENDMENT INCREASING THE NUMBER OF SHARES UNDER THE 1992 PLAN

  As of February 18, 1997,          of the 7,500,000 shares issued or issuable
under the 1992 Plan remained available for issuance under the Plan, of which shares were subject to outstanding options or awards (including
performance shares). Thus, at that date        shares remained available for
the grant of options or awards in the future. The Amendment would increase the number of shares of Common Stock issued or issuable under the 1992 Plan by 8,500,000 shares from 7,500,000 shares to 16,000,000 shares. The Amendment would also increase the number of shares of Common Stock issued or issuable under the 1992 Plan as incentive stock options by 8,500,000 shares from 7,500,000 shares to 16,000,000 shares. Available shares may consist in whole or in part of authorized and unissued shares or shares issued but held in the treasury of the Corporation. Shares representing the unexercised portion of any lapsed or cancelled awards, or forfeited awards, also become available for future use under the 1992 Plan. The Board believes that the 1992 Plan has served its purpose well and that the proposed increase in shares issued or issuable under the Plan will continue to enhance the Corporation's ability to attract and retain key officers by providing them with long-term financial incentives.

AMENDMENT RELATING TO PERFORMANCE SHARES

  As described above under "Executive Compensation--Compensation and Benefits Committee Report," Section 162(m) and the regulations adopted thereunder generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to the company's chief executive officer or any of the company's four next highest paid executive officers, subject to several exceptions, including an exception for "performance-based" compensation that meets the following requirements: (a) the compensation must be payable solely on account of the attainment of one or more pre-established performance goals, (b) the performance goals must be established by a compensation committee comprised solely of two or more outside directors, (c) the "material terms of the performance goals" must be disclosed to and approved by stockholders before any compensation is paid, and (d) the compensation committee must certify in writing that the performance goals have been satisfied before any compensation is paid.

  In approving the Amendments to the 1992 Plan, stockholders are being asked to approve the "material terms of the performance goals" applicable to performance shares, the setting of a maximum number of performance shares that may be granted to any individual participant in the 1992 Plan, and certain conforming changes to the performance share provisions of the 1992 Plan to ensure that such performance shares will qualify as "performance-based" compensation under
Section 162(m) of the Code and thus be fully deductible by the Corporation for federal income taxes purposes. If the Amendment is approved by stockholders, it will be effective for performance shares granted during the remaining five-year term of the 1992 Plan. If the Amendment is not approved by stockholders, no performance shares will be granted to selected executive officers of the Corporation, as described below. Other officers of the Corporation and its subsidiaries will, in any event, continue to be eligible for grants of performance shares under the 1992 Plan.

  Within the first 90 days of each fiscal year, the Committee will grant performance shares to selected executive officers subject to a performance period and a subsequent vesting period. At such time the Committee also will establish a range of performance targets based upon one or more of the following corporate performance goals: (i) return-on-equity, (ii) earnings per share and (iii) stock price. Corporate performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, corporate performance goals may be adjusted for any events or occurrences (including extraordinary charges, losses from discontinued operations, restatements and accounting charges and other unplanned special charges such as restructuring expenses, acquisition expenses and strategic loan loss provisions) as may be determined by the Committee. Corporate performance goals may be particular to one or more business units, lines of business or subsidiaries or may be based on the performance of the Corporation as a whole. The corporate performance goals and the performance targets established thereunder by the Committee may be identical for all selected executive officers for a given performance period or, at the discretion of the Committee, may differ among such participants. Achievement of the applicable performance targets will determine whether and the extent to which the performance shares will be credited to (or earned) by the participants. Performance targets may include minimum, target and maximum levels of performance, with the number of performance shares credited to a participant based on the level of performance achieved. In all cases, no performance shares will be credited to a participant for failure to achieve a minimum performance target. The Amendment also changes the current provisions of the 1992 Plan relating to performance shares to eliminate the Committee's discretion to increase or decrease corporate performance goals during a performance period.

  Performance shares under the 1992 Plan will be credited to participants following certification by the Committee that the applicable performance targets have been met. Performance shares will be distributed to participants upon satisfaction of the applicable vesting period following the performance period. To date, all performance shares granted under the 1992 Plan have been subject to the achievement of average return-on-equity performance targets over a three-year performance period and the satisfaction of a subsequent three-year vesting period. The number of performance shares, if any, which may be credited and distributed under the 1992 Plan in the future cannot presently be determined, except as described above for the 1997 through 1999 performance period. Since Section 162(m) requires a stated maximum amount of compensation that may be paid to a participant during a performance period, the Committee has determined that the maximum number of performance shares to be granted to any individual participant, including the Chief Executive Officer, in any year after 1997 (and thus the maximum number of performance shares potentially to be credited and distributed to any individual participant with respect to any performance period beginning after 1997) will not exceed 75,000 performance shares, subject to adjustment as provided in the 1992 Plan. This maximum number of performance shares is intended to function as a limitation, and does not represent a target award for any participant. For 1997, performance shares granted for the 1997 through 1999 performance period are set forth in the table above under "Description of the 1992 Plan--Plan Benefits." Assuming stockholder approval of the Amendments to the 1992 Plan, the actual crediting of performance shares granted for the 1997 through 1999 performance period will be based upon the achievement of return-on-equity corporate performance goals established by the Committee, and will not exceed the number of shares shown in the table.

AMENDMENT RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The Board of Directors has determined that it is desirable, to the extent possible, to assure full deductibility of stock options and stock appreciation rights granted under the 1992 Plan. The regulations issued under Section 162(m) of the Code require that a plan include a per-participant limitation on the number of shares for which stock options or stock appreciation rights may be granted during a specified period in order for compensation attributable thereunder to qualify as "performance-based" compensation. To satisfy this requirement, the 1992 Plan currently provides that a participant in the 1992 Plan shall be entitled to receive a maximum of 600,000 shares of Common Stock subject to stock options and stock appreciation rights during the term of the 1992 Plan (including awards already made under the 1992 Plan and subject to adjustment as provided in the 1992 Plan). The Amendment would increase the maximum number from 600,000 to 1,200,000 shares, subject to adjustment as provided in the 1992 Plan, in light of the proposed increase in the aggregate number of shares issued or issuable under the 1992 Plan.

AMENDMENT RELATING TO DIRECTOR ELIGIBILITY

  Participation in the 1992 Plan is currently limited to key officers of the Corporation and its subsidiaries. The Amendment would allow non-employee Directors to participate in the 1992 Plan on the same terms available to other participants. The only stock-based compensation currently available to non-employee Directors is the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors which, as described above, provides for a three-year program of annual stock grants but does not provide for the grant of stock options, performance shares, stock appreciation rights or any of the other various types of stock-based awards under the 1992 Plan. The Board of Directors believes that non-employee Director participation in the 1992 Plan would significantly increase the Corporation's flexibility with respect to Director compensation and further promote the alignment of the interests of Directors with the interests of stockholders. The Corporation has no current plans to make any awards under the 1992 Plan to non-employee Directors.

FEDERAL INCOME TAX CONSEQUENCES

  Nonqualified Stock Options. Tax aspects of nonqualified stock options granted under the 1992 Plan generally are as follows: (a) no income will be realized by the optionee at the time the option is granted, (b) at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation will receive a tax deduction for the same amount, and (c) upon sale of such shares, any gain or loss realized is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

  Incentive Stock Options. Stock options granted under the 1992 Plan may qualify as incentive stock options if the exercise price is not less than 100% of the fair market value of the shares on the date of the grant and such options may not be exercised later than three months after termination of employment for any reason other than death or disability and not later than one year after termination for disability. Incentive stock options also may not be exercisable later than 10 years after the date of grant. If shares are issued to an optionee pursuant to an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within one year after the transfer of such shares to such optionee or within two years after the date of grant, (a) no income will be realized by the optionee at the time of the grant of option, (b) no income, for federal income tax purposes, will be realized by the optionee at the date of exercise, (c) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (d) no deduction will be allowed to the Corporation for federal income tax purposes. Upon exercise of an incentive stock option the optionee may be subject to alternative minimum tax on certain items of tax preference.

  Stock Appreciation Rights. At the date of granting of stock appreciation rights, the recipient will not be deemed to receive income, and the Corporation will not be entitled to a deduction. Upon exercise, the holder of a stock appreciation right will realize ordinary income equal to the amount of cash or the market value of the shares received on exercise. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the exercising holder.

  Stock Awards and Performance Shares. Ordinary income will be realized by a recipient of a stock award or performance shares upon becoming entitled to transfer the shares at the end of the restriction period, if any, without forfeiture. The amount of income realized will be equal to the fair market value of the shares on the first day after the end of the restriction period. Such amount will also constitute the tax basis for the shares. In addition, the holding period commences on the day following the day the restriction expires for purposes of determining whether the recipient has long-term or short-term capital gain or loss on a subsequent sale of shares. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the recipient.

  A recipient of a stock award who makes an election under Section 83(b) of the Code within 30 days after the date of the grant will have ordinary income equal to the fair market value on the date of grant, and will recognize no additional income until the shares are subsequently sold. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund, or loss for tax purposes, and the Corporation will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture. Upon sale of the shares after the forfeiture period has expired, the tax basis will be equal to the fair market value on the date of the grant and the holding period for capital gains purposes commences on the day following the day the restriction expires.

  Stock Equivalents. Stock equivalents will not result in taxable income to a recipient or provide a deduction to the Corporation until a payment is made to a participant. Upon such a payment, the recipient will realize ordinary income measured by the amount so paid and a corresponding amount will ordinarily be deductible by the Corporation.

VOTE REQUIRED FOR APPROVAL

  Approval of the Amendments to the 1992 Plan requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the annual meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP were the Corporation's independent public accountants during 1996. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1997, the Board of Directors has authorized the engagement of Arthur Andersen LLP as its auditors.

  Representatives of Arthur Andersen LLP will be present at the annual meeting of stockholders on April 15, 1997, and will be given an opportunity to make any comments they wish and will be available to respond to any questions raised at the meeting.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder proposal intended to be presented at the annual meeting in 1998 must be received by the Corporation on or before November 11, 1997, for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                    GENERAL

  The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation, without receiving additional compensation therefor, may solicit proxies by telephone or telegraph or in person. Kissel-Blake Inc. has been retained to
aid in the solicitation of proxies for a fee of $      , plus out-of-pocket
expenses.

  As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the meeting other than the election of Directors, the amendment to the Restated Certificate of Incorporation, and the amendments to the Northern Trust Corporation Amended 1992 Incentive Stock Plan. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

  By order of the Board of Directors.

                                          PETER L. ROSSITER
                                          Secretary

March 10, 1997

                                   EXHIBIT A

                          NORTHERN TRUST CORPORATION
                       AMENDED 1992 INCENTIVE STOCK PLAN

  [ADDITIONS TO BE EFFECTED BY THE PROPOSED AMENDMENTS ARE UNDERLINED, AND
  ------------------------------------------------------------------------
  DELETIONS ARE STRICKEN.]
  ------------------------

1. PURPOSE. The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") is intended to provide a sense of recognition and managerial participation among key officers of Northern Trust Corporation (the "Corporation") and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock of the Corporation ("Common Stock") and cash payments based on the value or increase in the value of such shares as described herein, and to allow the Corporation to compensate directors
                     ----------------------------------------------------
   under the Plan for their services in a manner that aligns their interests
   -------------------------------------------------------------------------
   with those of stockholders. Benefits granted under the Plan are referred to
   ---------------------------
   as "Awards."

2. ADMINISTRATION. The Plan will be administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of at least two (2) of such Directors as the Board may designate from time to time. Notwithstanding anything to the contrary contained herein, membership of the Committee shall be limited to Board members who meet the "non-employee director" definition in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the "outside director" definition under Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder.

3.  PARTICIPANTS. Participants will consist of (a) directors of the
                                               --------------------
    Corporation, and (b) key officers of the Corporation or its subsidiaries
    --------------------
    as the Committee in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Corporation and whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted to participants who are or were previously participants under this or other plans of the Corporation or any subsidiary and, with the agreement of the participant, may be granted in substitution, exchange or cancellation of any rights or benefits then or theretofore held under this or other plans of the Corporation or any subsidiary. The Corporation may continue to award bonuses and other compensation to participants under other programs now in existence or hereafter established.

4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Shares, (d) Stock Awards, and (e) Stock Equivalents, all as described below.

5.  SHARES ISSUABLE UNDER THE PLAN. An aggregate of *7,500,000* 16,000,000
                                                                ----------
    shares of Common Stock, $l.66 2/3 par value per share, consisting of authorized but unissued shares or treasury shares, may be issued under the Plan from and after the date of its initial adoption. Such total number of shares shall be adjusted in accordance with the provisions of Section 11 hereof, and a share subject to a Stock Option and its related Stock Appreciation Right shall only be counted once. The maximum number of shares of Common Stock as to which a participant may receive Stock Options and Stock Appreciation Rights during the term of the Plan is 1,200,000
                                                                 ---------
    *600,000*, as such number may be adjusted in accordance with the provisions of Section 11 hereof. The maximum number of Performance Shares that may be
                          ----------------------------------------------------
    granted to any participant in any year after 1997 is 75,000, as such
    --------------------------------------------------------------------
    number may be adjusted in accordance with the provisions of Section 11
    ----------------------------------------------------------------------
    hereof. Any shares subject to Stock Options or Stock Appreciation Rights,
    -------
    issued as Performance Shares or Stock Awards or allotted as Stock Equivalents may thereafter be subject to new Stock Options or Stock Appreciation Rights, issued as Performance Shares or Stock Awards or allotted as Stock Equivalents under this Plan if there is a lapse, cancellation, forfeiture, surrender, expiration or termination of any such Stock Options, Stock Appreciation Rights, Performance Shares, Stock Awards or Stock Equivalents, or if shares are issued under such Stock Options or Stock Appreciation Rights or as such Performance Shares, Stock Awards or Stock Equivalents, and thereafter are reacquired by the Corporation pursuant to rights reserved by the Corporation upon issuance thereof.

6. STOCK OPTIONS. The Committee may, in its discretion, grant Stock Options under the Plan to any participant hereunder. Each Stock Option granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Option Agreement, and the following specific rules:

  (a) Stock Options granted to a participant under the Plan shall be governed by a Stock Option Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) Except as provided in subsection (d) below, Stock Options will consist of options to purchase Common Stock at purchase prices not less than 100% of the fair market value thereof on the date the Stock Options are granted.

  (c) Stock Options will be exercisable not earlier than six months after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death. Notwithstanding the preceding sentence, Stock Options granted on or after April 18, 1995, which are not Incentive Stock Options, will terminate not later than five years from the date of the participant's termination of employment on account of retirement, disability or death (but in no event beyond the expiration of ten years from the date of grant).

  (d) Stock Options may, but need not, be "Incentive Stock Options" under
      Section 422 of the Code; provided, however, that (i) the exercise price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant; (ii) Incentive Stock Options will be exercisable not later than ten years after the date of grant; and (iii) in the case of an Incentive Stock Option granted to a participant who, at the time of grant, owns (as defined in Section 425(d) of the Code) stock of the Corporation or its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the fair market value of the Common Stock subject to the Incentive Stock Option at the time it is granted and the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date of its grant. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the shares of capital stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all Incentive Stock Option plans of the Corporation and subsidiary corporations) shall not exceed $100,000.

  (e) Leaves of absence for military service or illness, and transfers of employment between the Corporation and any subsidiary thereof or between subsidiaries, shall not constitute termination of employment.

  (f) Stock Options may provide that they may be exercised by payment of the purchase price (i) in cash, (ii) by the Corporation's withholding a portion of the shares of Common Stock otherwise distributable to the participant, and/or (iii) by the participant's delivering to the Corporation shares of Common Stock of the Corporation. In the event that the exercise price of a Stock Option is paid in whole or in part by the withholding or delivery of shares of Common Stock pursuant to clause (ii) or (iii) above, the number of shares so withheld or delivered shall be the number of shares having an aggregate fair market value on the date of such withholding or delivery equal to such Stock Option exercise price, or portion thereof, so paid.

  (g) Notwithstanding any other provision of the Plan to the contrary, a Stock Option Agreement may provide that a Stock Option will become exercisable as of the date of a Change in Control of the Corporation. For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

    (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act, indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

    (ii) The commencement by an entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

    (iii) The effective time of (1) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

    (iv) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (1) three directors or (2) directors constituting a majority of the number of directors of the Corporation then in office.

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Options granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Option Agreement.

7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right under the Plan to the holder of any Stock Option granted hereunder. Each Stock Appreciation Right granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Appreciation Right Agreement, and the following specific rules:

  (a) Stock Appreciation Rights granted to a participant under the Plan shall be governed by a Stock Appreciation Right Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) A Stock Appreciation Right may be granted in connection with a Stock Option at the time of the grant of the Stock Option or at any time thereafter up to six months prior to the expiration of the Stock Option.

  (c) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (payable in cash or in shares of Common Stock of the Corporation, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of up to 100% (or such lesser percentage as determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of the excess of (i) the fair market value per share of Common Stock on the date of exercise of such Stock Appreciation Right, multiplied by the number of shares of the Common Stock with respect to which the Stock Appreciation Right is being exercised, over (ii) the aggregate exercise price under the terms of the related Stock Option for such number of shares.

  (d) Each Stock Appreciation Right will be exercisable at the time and to the extent that the Stock Option to which it relates is exercisable, provided that no Stock Appreciation Right shall be exercisable during the first six months following the date of its grant.

  (e) Upon exercise of a Stock Appreciation Right, the Stock Option (or portion thereof) with respect to which such Stock Appreciation Right is exercised and any other Stock Appreciation Rights with respect to such Stock Option (or portion thereof) shall be surrendered to the Corporation and shall not thereafter be exercisable.

  (f) Exercise of a Stock Appreciation Right will reduce the number of shares of Common Stock purchasable pursuant to the related Stock Option and available under the Plan to the extent of the total number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

  (g) The Committee may, in its discretion, grant Limited Stock Appreciation Rights, which shall be exercisable only for cash automatically upon a Change in Control of the Corporation (as defined in Section 6(g)). Except as provided in this subsection (g) hereof, a Limited Stock Appreciation Right shall be subject to the same terms and conditions as other Stock Appreciation Rights.

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Appreciation Rights and Limited Stock Appreciation Rights that are neither inconsistent with nor prohibited by the Plan or any Stock Appreciation Right Agreement.

8. PERFORMANCE SHARES. The Committee may, in its discretion, grant Performance Shares under the Plan to any participant hereunder. Each Performance Share granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the related Performance Share Agreement, and the following specific rules:

  (a) Performance Shares granted to a participant under the Plan shall be governed by a Performance Share Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) With respect to each performance period (each of which shall be no less than one year in duration), the Committee shall establish such performance goals relating to *the profitability of the Corporation over such performance periods measured by such factors or combination of factors, as the Committee in its sole discretion shall determine. Performance goals may vary among participants. If, in the sole opinion of the Committee, achievement of established performance goals has ceased to be a reasonable measure of the intended performance, the Committee may, in its sole discretion, increase or decrease such performance goals and establish new performance goals that are a reasonable measure of the intended performance.* one or more of the
                                                       ----------------------
      following: (i) return-on-equity, (ii) earnings per share and (iii)
      -----------------------------------------------------------------------
      Common Stock price. Corporate performance goals may be absolute in
      -----------------------------------------------------------------------
      their terms or measured against or in relationship to the performance
      -----------------------------------------------------------------------
      of other companies or indices selected by the Committee. In addition,
      -----------------------------------------------------------------------
      corporate performance goals may be adjusted for any events or
      -----------------------------------------------------------------------
      occurrences (including extraordinary charges, losses from discontinued
      -----------------------------------------------------------------------
      operations, restatements and accounting charges and other unplanned
      -----------------------------------------------------------------------
      special charges such as restructuring expenses, acquisition expenses
      -----------------------------------------------------------------------
      and strategic loan loss provisions) as may be determined by the
      -----------------------------------------------------------------------
      Committee. Corporate performance goals may be particular to one or more
      -----------------------------------------------------------------------
      business units, lines of business or subsidiaries or may be based on
      -----------------------------------------------------------------------
      the performance of the Corporation as a whole. The corporate
      -----------------------------------------------------------------------
      performance goals and the performance targets established thereunder by
      -----------------------------------------------------------------------
      the Committee may be identical for all participants for a given
      -----------------------------------------------------------------------
      performance period or, at the discretion of the Committee, may differ
      -----------------------------------------------------------------------
      among such participants.
      ------------------------

  (c) With respect to each performance period, the Committee shall establish targets for participants for achievement of performance goals. All targets so established shall be stated as numbers of Performance Shares, each of which shall represent the right, subject to the terms and conditions of the Plan and the Performance Share Agreement governing its grant, to the distribution of a share of Common Stock of the Corporation plus dividends, as adjusted, accruing from the effective date of the credit (as described in subsection (d) below) of such Performance Share.

  (d) Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize credit as of the end of such performance period of Performance Shares, in accordance with the terms of the applicable Performance Share Agreements, to the Accounts of participants for whom targets were established, which Accounts shall be maintained by the Corporation for each participant who is credited with Performance Shares under the Plan and remains eligible for any distribution therefrom.

  (e) Each Performance Share credited to a participant's Account, along with dividends accruing from the effective date of credit of such Performance Share, shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur during his employment of (i) his retirement, disability or death, (ii) the third anniversary of the date on which such Performance Share was credited to the participant's Account, or (iii) for any other reason deemed appropriate by the Committee in its sole discretion. Notwithstanding clause (ii) of the preceding sentence, a participant may elect, in writing, to have a Performance Share and related dividends distributed to him on a date later than on the third anniversary of the date on which such Performance Share was credited to his Account; provided, however, that in such event, distribution of the Performance Share and related dividends shall be distributed on the first to occur during the participant's employment of the events specified in clause (i) or (iii) above or, if earlier, upon the first to occur of the date specified by the participant or the date his employment with the Corporation terminates for any reason following the third anniversary of the date on which such Performance Share was credited to his Account.

  (f) Notwithstanding any other provision of the Plan to the contrary, a Performance Share Agreement may provide that Performance Shares credited to participants' Accounts, as well as Performance Shares targeted with respect to any performance period, will become immediately distributable to participants, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

  (g) The Committee may prescribe such other terms and conditions applicable to Performance Shares granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Performance Share Agreement.

9. STOCK AWARDS. The Committee may, in its discretion, grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate (which amount may be less than the fair market value of the Common Stock on the date of grant or sale), shares of Common Stock under the Plan to any participant hereunder. Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

  (a) Shares of Common Stock issued to a participant under the Plan shall be governed by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) The Corporation shall issue, in the name of the participant, stock certificates representing the total number of shares of Common Stock granted or sold to the participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (g) hereof.

  (c) Subject to the provisions of subsections (b) and (d) hereof, and the restrictions set forth in the related Stock Award Agreement, the participants receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

  (d) The Committee may prescribe, in its discretion, that any share of Common Stock granted to a participant pursuant to the Plan shall be forfeited, and any share of Common Stock sold to a participant pursuant to the Plan shall, at the Corporation's option, be resold to the Corporation for an amount equal to the value of the cash and/or property paid therefor, and, in either case, such shares shall revert to the Corporation, if (i) the participant violates a noncompetition or confidentiality agreement or other condition set forth in the Stock Award Agreement, or (ii) the participant's employment with the Corporation or its subsidiaries terminates prior to a date or dates for expiration of the forfeiture or resale provisions set forth in his Stock Award Agreement, which date shall not be earlier than the first anniversary of such grant or sale. The Corporation shall exercise its right to require a forfeiture, and may exercise its right to require a resale, of Common Stock pursuant to this subsection by giving written notice to the participant at any time within the thirty-day period following (i) the date that the Corporation acquires knowledge of his violation of a non-competition or confidentiality agreement or other condition, or (ii) the participant's termination of employment with the Corporation or its subsidiaries prior to such date set forth in the related Stock Award Agreement. Upon receipt of such notice, the Secretary of the Corporation shall promptly cancel shares of Common Stock that are forfeited or resold to the Corporation, and the Corporation shall make payment therefor, if applicable, as soon as reasonably practicable following the date of such resale.

  (e) The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in any Stock Award Agreement shall lapse with respect to any or all shares of Common Stock granted or sold under the Plan that have been outstanding for at least one year.

  (f) Notwithstanding any provision of the Plan to the contrary, a Stock Award Agreement may provide that (i) upon the participant's termination of employment because of his retirement, death or disability (as determined by the Committee), or (ii) upon a Change in Control of the Corporation (as described in Section 6(g)), any restrictions of this
      Section 9 or in any Stock Award Agreement shall lapse.

  (g) The Secretary of the Corporation shall hold the certificate or certificates representing shares of Common Stock issued under this
      Section 9 of the Plan on behalf of each participant who holds such shares, whether by grant or sale, until such time as the Common Stock is forfeited, resold to the Corporation, or the restrictions lapse.

  (h) The Committee may prescribe such other restrictions, terms and conditions applicable to the shares of Common Stock issued to a participant under this Section 9 of the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 9 or in any Stock Award Agreement, in installments.

10. STOCK EQUIVALENTS. The Committee may, in its discretion, award Stock Equivalents under the Plan to participants hereunder. Each Stock Equivalent granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Equivalent Agreement and the following specific rules:

  (a) Grants of Stock Equivalents to a participant under the Plan shall be governed by a Stock Equivalent Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) Any participant who is awarded a Stock Equivalent shall be entitled to receive a payment, in cash or in shares of Common Stock of the Corporation, as provided in the Stock Equivalent Agreement, equal to
      (i) the fair market value or book value, at a specified date or dates, of a designated number of shares of Common Stock; (ii) the appreciation in the fair market value or the book value, occurring during a specified period of time, of a designated number of shares of Common Stock; or (iii) the fair market value or book value, at the date of the Award, payable at a specified date or dates, of a designated number of shares of Common Stock.

  (c) The date or dates for determining fair market value or book value, or for payment, or the period of time over which the appreciation in fair market value or book value shall be measured, as the case may be, shall be established by the Committee and shall be specified in the applicable Stock Equivalent Agreement, provided that such date, dates or period of time shall not include any dates or period occurring later than ten years after the date of the Award.

  (d) Stock Equivalents may be subject to such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee determines appropriate, which may include, without limitation, requirements for the achievement of performance goals.

  (e) Any Stock Equivalent may provide that the participant shall receive, on the date of payment of any dividend on Common Stock occurring during the period preceding payment of the Award, an amount in cash equal in value to the dividends that the participant would have received had he been the actual owner of the number of shares of Common Stock designated by the Committee at the time of the Award.

  (f) The Corporation's obligation to make payments or distributions with respect to Stock Equivalents shall not be funded or secured in any manner.

  (g) Notwithstanding any provision of the Plan to the contrary, a Stock Equivalent Agreement may provide that a Stock Equivalent will become immediately vested and payable, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Equivalents granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Equivalent Agreement.

11. ADJUSTMENT PROVISIONS.

  (a) The aggregate number of shares of Common Stock with respect to which Awards may be granted, the aggregate number of shares of Common Stock subject to each outstanding Award, and, where applicable, the exercise price per share of each Award, may all be appropriately adjusted as the Board of Directors of the Corporation may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. Adjustments under this Section 11 shall be made according to the sole discretion of the Board of Directors of the Corporation, and its decision shall be binding and conclusive.

  (b) Notwithstanding any other provisions of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

  (c) If the shares of Common Stock shall be changed into another kind of stock of the Corporation or into securities of another corporation, whether through reorganization, sale of assets, merger, consolidation, or similar transaction, the Corporation shall cause adequate provision to be made whereby participants shall thereafter be entitled to receive, upon distribution of their Awards, the securities that they would have been entitled to receive for shares distributed pursuant to the Plan immediately prior to the effective date of the transaction.

12. NONTRANSFERABILITY. Except as provided below, each Award granted under the Plan to an employee shall not be transferable by him other than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or prior to the termination, expiration, cancellation or forfeiture of any Award held by him hereunder, each Award theretofore granted to him shall be exercisable or payable to the extent provided therein but no later than five years after his death and then only:

  (a) by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award shall pass by will or the laws of descent and distribution; and

  (b) to the extent set forth in the Agreement.

  Notwithstanding the foregoing, a Stock Option Agreement for an Award of Stock Options that are not Incentive Stock Options (including a Stock Option Agreement for an Award made prior to the January 1, 1995 effective date of the amendment to this Section 12), may permit the participant who received the Award, at any time prior to his death, to assign all or any portion of the Stock Option granted to him to: (i) his spouse or lineal descendants; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendants; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the participant with respect to the assigned portion of such Stock Option, and such portion of the Stock Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein and in the related Stock Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the participant does not receive any consideration therefor; and (ii) the assignment is expressly permitted by the applicable Stock Option Agreement (as such Stock Option Agreement may be amended) as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the participant, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

13. OTHER PROVISIONS. Any Award under the Plan shall be subject to other provisions as the Committee determines, including, without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under any Award, provisions to comply with Federal and state securities laws, provisions permitting acceleration of exercise in the event of death or disability, understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan, provisions giving the Corporation the right to repurchase shares acquired under any Award in the event the participant elects to dispose of such shares, provisions requiring the achievement of specified performance goals, and provisions permitting acceleration of exercise upon the occurrence of specified events or otherwise in the discretion of the Committee.

14. TAXES. The Corporation shall be entitled, if necessary or desirable, to pay or withhold the amount of any tax attributable to any amounts payable under any benefit after giving the person entitled to receive such amount notice as far in advance as practicable, and the Corporation may defer making payment as to any benefit if any such tax, charge or assessment may be pending until indemnified to its satisfaction. In connection with an Award under the Plan in the form of shares of Common Stock, and in lieu of requiring a participant to make a cash payment to the Corporation in an amount related to the tax resulting from such benefit, the Committee may, in its discretion, provide that, at the participant's election, the tax withholding obligation in connection with such benefit shall be satisfied by the Corporation's withholding a portion of the shares otherwise distributable to the participant or by the participant's delivering to the Corporation the shares previously delivered by the Corporation in respect of such Award, such shares being valued in either event at their fair market value as of the date of such withholding or delivery, as the case may be. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the participant in connection with such Award and must be irrevocable.

15. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board of Directors of the Corporation may at any time suspend or terminate the Plan or amend the Plan as it deems advisable and in the best interests of the Corporation. No amendment, without approval of the stockholders of the Corporation, shall
    (i) except as provided in Section 11, materially increase the total number of shares that may be issued under the Plan, or increase the amount or type of benefits that may be granted under the Plan, provided that, notwithstanding the foregoing, in no event shall the number of shares issuable under the Plan as Incentive Stock Options exceed *7,500,000* 16,000,000, as such
    -----------
   number may be adjusted in accordance with the provisions of Section 11; (ii) materially change the class of eligible employees; or (iii) materially increase benefits to any participant who is subject to the restrictions of
   Section 16 of the 1934 Act. All benefits in effect at the time of termination of the Plan shall remain in effect according to their original terms.

16. NO CONTRACT OF EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award hereunder shall be deemed to obligate the Corporation or any subsidiary thereof to continue the employment of any participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any participant.

17. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors of the Corporation as of May 1, 1992, and approved by the stockholders of the Corporation. Amendments to the Plan have been adopted, including amendments approved by the stockholders at the 1995 annual meeting of stockholders. The Plan was further amended on February 18, 1997, with certain amendments adopted subject to approval by the stockholders of the Corporation at the 1997 annual meeting of stockholders. These amendments shall be null and void if stockholder approval is not obtained.

18. DURATION OF THE PLAN. This Plan shall be effective for the ten-year period commencing May 1, 1992 and no benefits shall be granted hereunder after April 30, 2002.

19. APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and all Awards hereunder shall be determined in conformity with the laws of the State of Illinois and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

PLEASE NOTE: All of the type in the EDGAR version of the Proxy Statement which appears within the Delimiters (\\ \\) will appear as italicized text in the printed document. All the type in the EDGAR version of Exhibit A to the Proxy Statement which appears within the Delimiters (* *) will appear as "struck-out" text (line thru type) in the printed document.

                               PRELIMINARY COPY

PROXY CARD                 NORTHERN TRUST CORPORATION                 PROXY CARD
                         PROXY FOR ANNUAL MEETING 1997
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frederick A. Krehbiel, William G. Mitchell and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 15, 1997, or any adjournment of such meeting, all shares of Common Stock which the undersigned is entitled to vote on the Proposals, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

           YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE ON THE PROPOSALS
BY MARKING THE APPROPRIATE SPACES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY
 SPACE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE
                             AND RETURN THIS CARD.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      -                                                                  -
                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

[                                                                              ]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS, SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR
   L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

                   For All
                   Except
   For  Withheld  As Noted
   ( )     ( )       ( )

2. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

   For  Against  Abstain
   ( )    ( )      ( )

3. AMENDMENTS TO THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN AS DESCRIBED IN THE PROXY STATEMENT.

   For  Against  Abstain
   ( )    ( )      ( )

  In their sole discretion, the Proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.
  This proxy when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, CUMULATIVELY FOR SOME IF THE ABOVE PROXIES SHALL SO DETERMINE AT THEIR SOLE DISCRETION, AND FOR PROPOSALS 2 AND 3.

         Dated __________________________________________________________ ,1997

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.

      -                                                                  -

                               PRELIMINARY COPY

PROXY CARD                 NORTHERN TRUST CORPORATION                 PROXY CARD
                         PROXY FOR ANNUAL MEETING 1997
    VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE NORTHERN TRUST EMPLOYEE
                              STOCK OWNERSHIP PLAN

     The undersigned hereby directs NationsBank, N.A. (South), Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"), to vote at the annual meeting of stockholders of Northern Trust Corporation on April 15, 1997, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned on the Proposals, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE ON THE PROPOSALS
             BY MARKING THE APPROPRIATE SPACES. SEE REVERSE SIDE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      -                                                                 -
                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

[                                                                              ]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS, SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR
   L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

                   For All
                   Except
   For  Withheld  As Noted
   ( )    ( )        ( )

2. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

   For  Against  Abstain
   ( )    ( )      ( )

3. AMENDMENTS TO THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN AS DESCRIBED IN THE PROXY STATEMENT.

   For  Against  Abstain
   ( )    ( )      ( )

  In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.
  Listed on this card are the number of shares of Common Stock allocated to your account. You may direct the Trustee of the ESOP to vote all such shares at the annual meeting. Please express your choice on the Proposals, date and sign below, and mail this card in the envelope provided.
  Unallocated shares and shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.

         Dated __________________________________________________________ ,1997

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------
DIRECTION TO NATIONSBANK, N.A. (SOUTH), AS TRUSTEE OF THE NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN, TO VOTE ALL SHARES FOR WHICH I AM ENTITLED TO GIVE VOTING DIRECTION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

      -                                                                 -

                               PRELIMINARY COPY

PROXY CARD                 NORTHERN TRUST CORPORATION                 PROXY CARD
                         PROXY FOR ANNUAL MEETING 1997
     VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE THRIFT-INCENTIVE PLAN

     The undersigned hereby directs The Northern Trust Company, Trustee of the Thrift-Incentive Plan, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 15, 1997, or any adjournment of such meeting, all shares of Common Stock for which the undersigned is entitled to give voting direction on the Proposals, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE ON THE PROPOSALS
             BY MARKING THE APPROPRIATE SPACES. SEE REVERSE SIDE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      -                                                                 -
                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

[                                                                              ]

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS, SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR
   L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

                   For All
                   Except
   For  Withheld  As Noted
   ( )    ( )        ( )

2. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

   For  Against  Abstain
   ( )    ( )      ( )

3. AMENDMENTS TO THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN AS DESCRIBED IN THE PROXY STATEMENT.

   For  Against  Abstain
   ( )    ( )      ( )

  In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.
  Listed on this card are the number of shares of Common Stock which you are entitled to vote. You may direct the Trustee of the Thrift-Incentive Plan to vote all of the shares for which you are entitled to direct the voting at the annual meeting. Please express your choice on the Proposals, date and sign below, and mail this card in the envelope provided.

         Dated __________________________________________________________ ,1997

Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------
DIRECTION TO THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE THRIFT-INCENTIVE PLAN, TO VOTE MY SHARE PARTICIPATION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

      -                                                                 -